Exhibit 99.1

Medley Capital Corporation Announces Fourth Quarter and Fiscal Year Ended September 30, 2014 Financial Results

New York, NY – December 8, 2014

Financial Results for the Quarter and Year Ended September 30, 2014

Fourth Quarter Highlights

•	Declared a dividend of $0.37 per share
•	Net investment income of $0.37 per share
•	Net income of $0.16 per share
•	Net asset value (NAV) of $12.43 per share
•	Gross investment originations of $299.4 million

•	Portfolio is 74% floating rate

Portfolio Investments

The total value of our investments was $1,245.5 million at September 30, 2014. During the quarter ended September 30, 2014, the Company originated $299.4 million of new investments and had $89.5 million of repayments resulting in net investment originations of $209.9 million. As of September 30, 2014, the Company had investments in securities of 79 portfolio companies with approximately 64.5% consisting of senior secured first lien investments, 28.8% consisting of senior secured second lien investments, 3.1% in unsecured debt, and 3.6% in equities / warrants. As of September 30, 2014, the weighted average yield based upon the cost basis of our portfolio investments, excluding cash and cash equivalents, was 12.6%.

Results of Operations: Three Months Ended September 30, 2014

For the three months ended September 30, 2014, the Company reported net investment income and net income of $0.37 and $0.16 per share, respectively, calculated based upon the weighted average shares outstanding. As of September 30, 2014, the Company’s NAV was $12.43 per share.

Investment Income

For the three months ended September 30, 2014, gross investment income was $38.3 million and consisted of $29.8 million of portfolio interest income and $8.5 million of other fee income.

Expenses

For the three months ended September 30, 2014, total expenses were $17.9 million and consisted of the following: base management fees of $5.3 million, incentive fees of $5.1 million, interest and financing expenses of $5.6 million, professional fees of $0.4 million, administrator expenses of $1.0 million, and other general and administrative related expenses of $0.5 million.

Net Investment Income

For the three months ended September 30, 2014, the Company reported net investment income of $20.4 million or $0.37 on a weighted average per share basis.

Net Realized and Unrealized Gains/Losses

For the three ended September 30, 2014, the Company reported a net realized loss of $531,160 and net unrealized depreciation, including the provision for income taxes on unrealized gain on investments, of $11.0 million.

Results of Operations: Year Ended September 30, 2014

The Company reported net investment income and net income of $1.58 per share and $1.10 per share, respectively, calculated based upon the weighted average shares outstanding, for the year ended September 30, 2014.

Investment Income

For the year ended September 30, 2014, gross investment income was $139.4 million and consisted of $110.3 million of portfolio interest income and $29.1 million of other fee income.

Expenses

For the year ended September 30, 2014, total expenses were $64.7 million and consisted of the following: base management fees of $17.7 million, incentive fees of $18.7 million, interest and financing expenses of $20.1 million, professional fees of $2.3 million, administrator expenses of $3.3 million, and other general and administrative related expenses of $2.6 million.

Net Investment Income

For the year ended September 30, 2014, the Company reported net investment income of $74.7 million, or $1.58 on a weighted average per share basis.

Net Realized and Unrealized Gains/Losses

For the year ended September 30, 2014, the Company reported net realized gains of $0.4 million and net unrealized depreciation, including the provision for income taxes on unrealized gain on investments, of $22.9 million.

Liquidity and Capital Resources

As of September 30, 2014, the Company had a cash balance of $36.7 million and $146.5 million of debt outstanding under its $346.0 million senior secured revolving credit facility.

As of September 30, 2014, the Company had $171.5 million of debt outstanding under its senior secured term loan credit facility, $100.0 million outstanding in SBA-guaranteed debentures, $40.0 million outstanding in aggregate principal amount of 7.125% senior notes due 2019 and $63.5 million outstanding in aggregate principal amount of 6.125% senior notes due 2023.

Dividend Declaration

On October 30, 2014, the Company’s board of directors declared a quarterly dividend of $0.37 per share payable on December 12, 2014 to holders of record as of November 26, 2014.

Webcast/Conference Call

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Tuesday, December 9, 2014.

All interested parties may participate in the conference call by dialing (866) 318-8615 approximately 5-10 minutes prior to the call, international callers should dial (617) 399-5134. Participants should reference Medley Capital Corporation and the participant passcode of 66985443 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company's website.

Financial Statements

Medley Capital Corporation

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of
	September 30, 2014	September 30, 2013

ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (amortized cost of $1,215,422 and $748,406, respectively)	$1,185,859	$740,097
Controlled investments (amortized cost of $39,890 and $0, respectively)	38,244	-
Affiliated investments (amortized cost of $19,943 and $9,284, respectively)	21,435	9,140
Total investments at fair value	1,245,538	749,237
Cash and cash equivalents	36,731	8,558
Interest receivable	13,096	9,608
Deferred financing costs, net	11,688	8,523
Fees receivable	1,930	-
Other assets	651	249
Receivable for dispositions and investments sold	14,290	-
Deferred offering costs	222	219
Total assets	$1,324,146	$776,393

LIABILITIES
Revolving credit facility payable	$146,500	$2,500
Term loan payable	171,500	120,000
Notes payable	103,500	103,500
SBA debentures payable	100,000	30,000
Payable for investments originated, purchased and participated	54,995	54
Management and incentive fees payable	10,445	6,900
Accounts payable and accrued expenses	2,330	1,305
Interest and fees payable	2,096	1,156
Administrator expenses payable	1,012	701
Deferred tax liability	1,592	-
Deferred revenue	265	256
Due to affiliate	40	82
Offering costs payable	14	105
Total liabilities	$594,289	$266,559

NET ASSETS
Common stock, par value $.001 per share, 100,000,000 common shares authorized, 58,733,284 and 40,152,904 common shares issued and outstanding, respectively	$59	$40
Capital in excess of par value	739,443	506,062
Accumulated undistributed net investment income	21,674	12,185
Net unrealized appreciation/(depreciation) on investments	(31,319)	(8,453)
Total net assets	729,857	509,834

Total liabilities and net assets	$1,324,146	$776,393

NET ASSET VALUE PER SHARE	$12.43	$12.70

Medley Capital Corporation

Consolidated Statements of Operations

(in thousands, except share and per share data)

	For the three months		For the years
	ended September 30		ended September 30
	2014	2013	2014	2013

INVESTMENT INCOME
Interest from investments
From non-controlled/non-affiliated investments:
Cash Interest	$26,924	$18,778	$98,196	$62,969
Paid-in-kind	1,988	2,488	10,043	8,680
From affiliated investments:
Cash Interest	368	272	1,207	1,054
Paid-in-kind	121	115	469	445
From controlled investments:
Cash Interest	179	-	179	-
Paid-in-kind	214	-	214	-
Total interest income	29,794	21,653	110,308	73,148
Interest from cash and cash equivalents	2	2	8	8
Other fee income	8,456	5,818	29,074	15,835
Total investment income	38,252	27,473	139,390	88,991

EXPENSES
Base management fees	5,348	3,311	17,684	10,918
Incentive fees	5,097	3,589	18,667	11,600
Interest and financing expenses	5,631	4,165	20,133	13,448
Administrator expenses	982	701	3,353	2,475
Professional fees	383	686	2,251	1,846
Directors fees	16	147	551	461
Insurance	143	166	570	377
General and administrative	264	353	1,513	1,316
Organizational expense	-	-	-	151
Expenses before management fee waiver	17,864	13,118	64,722	42,592
Management fee waiver	-	-	-	-
Total expenses	17,864	13,118	64,722	42,592
Net investment income before tax provision and excise taxes	20,388	14,355	74,668	46,399
Income tax provision and excise tax expense	-	-	-	-
NET INVESTMENT INCOME	20,388	14,355	74,668	46,399

REALIZED AND UNREALIZED GAIN/(LOSS) ON INVESTMENTS:
Net realized gain/(loss) from investments	(531)	23	356	261
Net unrealized appreciation/(depreciation) on investments	(9,693)	747	(21,274)	(7,242)
Net unrealized appreciation/(depreciation) on participations	(124)	-	-	-
Provision for taxes on unrealized gain on investments	(1,206)	-	(1,592)	-
Net gain/(loss) on investments	(11,554)	770	(22,510)	(6,981)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$8,834	$15,125	$52,158	$39,418

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS PER COMMON SHARE	$0.16	$0.43	$1.10	$1.30
WEIGHTED AVERAGE - BASIC AND DILUTED NET INVESTMENT INCOME PER COMMON SHARE	$0.37	$0.41	$1.58	$1.53
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING - BASIC AND DILUTED	54,876,588	34,881,365	47,366,892	30,246,247

DIVIDENDS DECLARED PER COMMON SHARE	$0.37	$0.37	$1.48	$1.45

ABOUT MEDLEY CAPITAL CORPORATION

Medley Capital Corporation is a closed-end, externally managed business development company ("BDC") that trades on the New York Stock Exchange (NYSE: MCC). Medley Capital Corporation's investment objective is to generate current income and capital appreciation by lending to privately-held middle market companies, primarily through directly originated transactions, to help these companies expand their businesses, refinance and make acquisitions. Our portfolio generally consists of senior secured first lien loans and senior secured second lien loans. In many of our investments, we receive warrants or other equity participation features, which we believe will increase the total investment returns. Medley Capital Corporation is externally managed by MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended.  For additional information, please visit Medley Capital Corporation at www.medleycapitalcorp.com.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC is a subsidiary of Medley Management Inc. (NYSE: MDLY). Medley is an asset management firm offering yield solutions to retail and institutional investors. Medley's national direct origination franchise, with currently over 80 people, is a premier provider of capital to the middle market in the U.S. As of September 30, 2014, Medley has in excess of $3.6 billion of investable capital in business development companies, Medley Capital Corporation (NYSE: MCC) and the Sierra Income Corporation, and private investment vehicles.  Over the past 12 years, we have invested in excess of $5.1 billion to help over 285 companies grow across 35 industries in North America. For additional information, please visit Medley Management Inc. at www.mdly.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain "forward-looking statements".  Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Contact:

Sam Anderson

212.759.0777